The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
UNSEASONED (<= 6 months)

		Minimum	Maximum
Scheduled Principal Balance	$850,474,319	$4,996	$1,617,000
Average Scheduled Principal Balance	$151,816
Number of Mortgage Loans	5,602

Arrearage	$0	$0	$0

Weighted Average Gross Coupon	8.65%	5.80%	15.50%
Weighted Average FICO Score	602	491	823
Weighted Average Combined Original LTV	79.33%	8.28%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	352 months	58 months	360 months
Weighted Average Seasoning	1 months	0 months	6 months

Weighted Average Gross Margin	6.276%	2.500%	10.450%
Weighted Average Minimum Interest Rate	8.444%	5.800%	13.020%
Weighted Average Maximum Interest Rate	15.438%	11.800%	20.020%
Weighted Average Initial Rate Cap	2.993%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.000%	3.000%
Weighted Average Months to Roll	23 months	5 months	58 months

Maturity Date		Jun 1 2011	Aug 15 2036
Maximum Zip Code Concentration	0.27%	92345

ARM	63.13%	Full Documentation	75.03%
Fixed Rate	36.87%	Limited Documentation	5.37%
		No Income Verification	19.60%
2/28 6 MO LIBOR	36.33%
2/28 6 MO LIBOR 40/30 Balloon	22.11%	Cash Out Refinance	76.94%
2/28 6 MO LIBOR IO	0.39%	Purchase	9.83%
3/27 6 MO LIBOR	2.36%	Rate/Term Refinance	13.23%
3/27 6 MO LIBOR 40/30 Balloon	1.78%
3/27 6 MO LIBOR IO	0.03%	Condominium	3.94%
5/25 1 YR LIBOR	0.10%	Manufactured Housing	0.88%
6 MO LIBOR	0.05%	PUD	11.39%
Fixed Rate	31.04%	Single Family	80.92%
Fixed Rate 30/15 Balloon	0.47%	Townhouse	2.37%
Fixed Rate 40/30 Balloon	5.34%	Two-Four Family	0.49%
Fixed Rate IO	0.01%
		Investor	0.57%
Interest Only	0.43%	Primary	98.92%
Not Interest Only	99.57%	Second Home	0.51%

Prepay Penalty: 0 months	42.86%	Top 5 States:
Prepay Penalty: 12 months	2.42%	California	20.84%
Prepay Penalty: 24 months	10.44%	Florida	13.27%
Prepay Penalty: 36 months	44.27%	Texas	10.21%
Prepay Penalty: 60 months	0.02%	Arizona	7.30%
		Virginia	5.44%
First Lien	95.60%
Second Lien	4.40%	Not Bankruptcy	100.00%

		Not Section 32	100.00%

NATIONSTAR 2006-B

UNSEASONED (<= 6 months)
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	478	15,021,020.34	1.77%	12.359	337	92.49	632
50,000.01 - 100,000.00	1,858	138,857,929.02	16.33%	9.479	336	75.28	606
100,000.01 - 150,000.00	1,194	147,379,166.47	17.33%	8.954	351	78.21	600
150,000.01 - 200,000.00	753	130,420,723.88	15.34%	8.579	356	78.81	599
200,000.01 - 250,000.00	470	105,040,949.03	12.35%	8.450	357	80.40	600
250,000.01 - 300,000.00	303	82,947,119.45	9.75%	8.251	357	79.67	599
300,000.01 - 350,000.00	193	62,406,940.06	7.34%	8.229	359	80.95	606
350,000.01 - 400,000.00	119	44,572,604.94	5.24%	8.080	357	81.16	598
400,000.01 - 450,000.00	67	28,161,789.74	3.31%	7.916	359	81.68	602
450,000.01 - 500,000.00	56	26,564,333.72	3.12%	7.984	356	83.96	600
500,000.01 - 550,000.00	37	19,456,111.67	2.29%	7.507	354	81.79	612
550,000.01 - 600,000.00	35	20,052,311.54	2.36%	7.787	359	84.35	609
600,000.01 - 650,000.00	16	10,041,253.31	1.18%	7.899	358	77.37	612
650,000.01 - 700,000.00	7	4,757,528.57	0.56%	8.165	358	82.32	611
700,000.01 - 750,000.00	5	3,635,642.63	0.43%	6.894	359	76.87	598
750,000.01 - 800,000.00	2	1,570,389.92	0.18%	6.756	358	77.96	606
800,000.01 - 850,000.00	2	1,680,011.41	0.20%	7.432	358	70.03	601
950,000.01 - 1,000,000.00	5	4,890,135.00	0.57%	8.025	360	77.59	597
1,000,000.01+	2	3,018,357.87	0.35%	8.396	359	72.78	620
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	520,593.22	0.06%	5.827	356	69.19	715
6.000 - 6.499	48	13,807,787.34	1.62%	6.441	358	78.79	615
6.500 - 6.999	340	87,717,749.45	10.31%	6.851	357	76.75	622
7.000 - 7.499	437	88,967,935.74	10.46%	7.276	354	75.91	614
7.500 - 7.999	767	138,372,479.36	16.27%	7.776	350	76.49	613
8.000 - 8.499	628	101,296,637.30	11.91%	8.247	352	79.23	603
8.500 - 8.999	831	138,363,238.26	16.27%	8.756	352	80.06	595
9.000 - 9.499	516	75,788,234.84	8.91%	9.249	352	80.79	588
9.500 - 9.999	585	81,301,831.60	9.56%	9.751	355	81.73	587
10.000 -10.499	363	44,815,594.73	5.27%	10.258	354	81.75	576
10.500 -10.999	278	31,236,576.02	3.67%	10.713	355	81.99	580
11.000 -11.499	107	8,000,241.03	0.94%	11.205	330	80.86	604
11.500 -11.999	136	8,872,490.60	1.04%	11.764	338	82.70	614
12.000 -12.499	158	10,761,860.63	1.27%	12.247	348	80.91	606
12.500 -12.999	143	7,690,795.58	0.90%	12.750	323	93.79	620
13.000 -13.499	88	4,463,518.53	0.52%	13.230	336	93.25	629
13.500 -13.999	81	4,042,238.54	0.48%	13.737	340	90.34	617
14.000 -14.499	52	2,400,752.90	0.28%	14.231	337	94.06	611
14.500 -14.999	35	1,725,059.19	0.20%	14.685	349	97.94	628
15.000 -15.499	6	299,423.71	0.04%	15.106	359	100.00	601
15.500 -15.999	1	29,280.00	0.00%	15.500	359	100.00	597
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	1	162,683.97	0.02%	10.450	355	90.49	491
500-524	9	1,126,027.70	0.13%	10.187	357	80.57	512
525-549	436	73,017,379.77	8.59%	9.474	358	89.18	537
550-574	1,076	169,794,950.05	19.96%	8.908	355	79.00	563
575-599	1,256	197,321,979.69	23.20%	8.543	353	78.62	587
600-624	1,177	185,170,387.07	21.77%	8.434	351	78.87	612
625-649	779	104,187,247.14	12.25%	8.530	348	77.22	636
650-674	482	67,426,523.93	7.93%	8.431	350	78.08	660
675-699	204	27,637,025.42	3.25%	8.376	349	76.94	686
700+	182	24,630,113.83	2.90%	8.142	350	76.58	727
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	333	35,035,795.69	4.12%	8.435	340	38.74	610
50.00- 54.99	112	13,945,994.62	1.64%	8.322	343	52.51	619
55.00- 59.99	145	21,932,675.40	2.58%	8.075	343	57.40	613
60.00- 64.99	216	32,134,047.40	3.78%	8.328	344	62.31	614
65.00- 69.99	307	46,730,032.97	5.49%	8.444	349	67.25	605
70.00- 74.99	414	69,730,070.17	8.20%	8.203	354	71.83	610
75.00- 79.99	598	96,437,158.51	11.34%	8.284	352	76.72	613
80.00	461	59,295,959.74	6.97%	8.675	347	80.00	610
80.01- 84.99	558	104,587,902.37	12.30%	8.389	355	81.57	612
85.00- 89.99	712	135,268,463.16	15.91%	8.602	356	86.40	599
90.00- 94.99	1,177	207,749,391.46	24.43%	8.854	357	90.81	579
95.00- 99.99	84	6,060,571.41	0.71%	11.345	346	96.85	628
100.00	485	21,566,255.67	2.54%	12.464	330	100.00	638
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	3	200,236.20	0.02%	9.054	58	64.35	626
84	1	63,500.00	0.01%	7.370	84	74.71	658
96	1	88,613.55	0.01%	7.720	94	28.21	613
120	34	2,522,014.18	0.30%	8.839	119	59.81	614
125	2	173,852.01	0.02%	7.388	124	60.27	603
132	1	66,300.00	0.01%	9.990	132	68.00	607
144	2	200,719.30	0.02%	8.264	143	79.36	610
150	1	73,600.00	0.01%	8.780	149	80.00	582
160	1	82,284.10	0.01%	8.070	160	75.49	605
170	1	71,837.39	0.01%	12.000	169	80.00	603
180	207	16,594,961.20	1.95%	9.680	179	76.67	620
181	1	63,830.58	0.01%	8.870	180	62.44	588
192	1	205,000.00	0.02%	7.900	191	42.71	642
195	1	35,000.00	0.00%	13.200	195	76.18	616
204	1	66,000.00	0.01%	7.400	204	76.74	679
216	1	383,903.76	0.05%	7.600	215	80.49	613
228	1	56,475.00	0.01%	12.010	228	95.49	690
240	122	10,935,409.65	1.29%	8.908	239	69.35	618
260	1	86,600.00	0.01%	9.360	259	82.48	583
276	2	199,428.46	0.02%	9.872	274	79.28	655
300	19	2,744,478.62	0.32%	7.980	299	68.71	620
336	4	355,031.22	0.04%	9.042	335	78.04	626
338	1	106,000.00	0.01%	7.890	338	62.35	611
360	5,193	815,099,243.35	95.84%	8.624	359	79.64	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	3	200,236.20	0.02%	9.054	58	64.35	626
61-120	36	2,674,127.73	0.31%	8.767	117	59.12	615
121-180	216	17,327,384.58	2.04%	9.637	177	76.47	619
181-240	127	11,681,788.41	1.37%	8.867	237	69.44	619
241-300	22	3,030,507.08	0.36%	8.144	296	69.80	622
301-360	5,198	815,560,274.57	95.89%	8.624	359	79.64	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	222	25,256,749.49	2.97%	8.761	340	72.48	613
20.01 -25.00	245	32,693,576.94	3.84%	8.589	347	73.38	607
25.01 -30.00	422	53,539,973.41	6.30%	8.544	345	75.53	609
30.01 -35.00	679	95,554,779.28	11.24%	8.585	352	77.43	607
35.01 -40.00	847	127,817,406.31	15.03%	8.493	352	78.20	607
40.01 -45.00	1,216	188,687,071.19	22.19%	8.650	353	79.60	604
45.01 -50.00	1,441	237,129,527.68	27.88%	8.728	354	81.22	600
50.01 -55.00	486	82,053,738.41	9.65%	8.786	355	83.64	582
55.01 -60.00	42	7,280,430.09	0.86%	8.532	355	85.26	592
60.01+	2	461,065.77	0.05%	7.938	358	85.74	574
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,769	536,933,973.03	63.13%	8.444	358	80.57	595
Fixed Rate	2,833	313,540,345.54	36.87%	8.995	341	77.22	615
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,866	308,940,527.73	36.33%	8.847	358	80.21	585
2/28 6 MO LIBOR 40/30 Balloon	679	188,044,083.47	22.11%	7.802	359	80.89	610
2/28 6 MO LIBOR IO	13	3,281,417.54	0.39%	7.483	358	83.94	629
3/27 6 MO LIBOR	139	20,105,723.21	2.36%	8.847	358	82.01	587
3/27 6 MO LIBOR 40/30 Balloon	64	15,102,218.27	1.78%	7.981	358	81.61	601
3/27 6 MO LIBOR IO	1	249,300.00	0.03%	6.700	360	90.00	720
5/25 1 YR LIBOR	5	825,599.01	0.10%	7.189	357	75.38	593
6 MO LIBOR	2	385,103.80	0.05%	8.216	360	72.20	610
Fixed Rate	2,579	263,965,038.62	31.04%	9.160	341	76.86	614
Fixed Rate 30/15 Balloon	65	4,030,069.94	0.47%	12.376	179	98.15	632
Fixed Rate 40/30 Balloon	188	45,430,587.36	5.34%	7.738	359	77.45	618
Fixed Rate IO	1	114,649.62	0.01%	7.750	358	85.00	620
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	15	3,645,367.16	0.43%	7.438	358	84.39	635
Not Interest Only	5,587	846,828,951.41	99.57%	8.652	352	79.31	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,886	364,476,701.77	42.86%	9.137	349	79.13	602
Prepay Penalty: 12 months	120	20,568,968.35	2.42%	8.776	346	76.75	607
Prepay Penalty: 24 months	453	88,769,711.16	10.44%	8.044	356	83.19	599
Prepay Penalty: 36 months	2,141	376,474,493.39	44.27%	8.308	355	78.76	603
Prepay Penalty: 60 months	2	184,443.90	0.02%	8.034	358	86.89	625
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,845	813,019,484.11	95.60%	8.471	353	78.72	601
Second Lien	757	37,454,834.46	4.40%	12.463	331	92.66	635
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	4,410	638,151,815.56	75.03%	8.599	352	80.43	597
Limited Documentation	231	45,659,079.01	5.37%	8.737	349	78.15	614
No Income Verification	961	166,663,424.00	19.60%	8.805	355	75.48	619
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	4,214	654,324,093.22	76.94%	8.595	352	77.66	602
Purchase	778	83,590,036.18	9.83%	9.196	351	88.04	609
Rate/Term Refinance	610	112,560,189.17	13.23%	8.544	354	82.60	597
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	230	33,506,591.55	3.94%	8.595	354	78.28	609
Manufactured Housing	49	7,474,711.94	0.88%	9.260	358	76.50	654
PUD	604	96,879,795.52	11.39%	8.798	353	82.59	599
Single Family	4,573	688,237,360.17	80.92%	8.621	352	79.01	602
Townhouse	121	20,177,705.57	2.37%	8.609	355	80.40	600
Two-Four Family	25	4,198,153.82	0.49%	8.949	356	65.26	627
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	51	4,807,030.30	0.57%	10.267	352	70.58	616
Primary	5,514	841,308,568.08	98.92%	8.633	352	79.46	602
Second Home	37	4,358,720.19	0.51%	9.611	358	64.94	637
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	14	1,544,816.83	0.18%	9.689	327	79.17	635
Arizona	368	62,113,716.81	7.30%	8.437	356	80.06	605
Arkansas	13	1,147,182.70	0.13%	8.943	359	84.13	596
California	666	177,203,950.63	20.84%	8.003	355	77.61	607
Colorado	85	13,779,688.84	1.62%	8.439	359	85.77	600
Connecticut	67	13,455,643.14	1.58%	8.257	357	79.03	611
Delaware	31	4,831,593.89	0.57%	8.961	351	78.77	575
Florida	683	112,869,807.81	13.27%	8.300	354	78.23	602
Georgia	166	19,421,951.97	2.28%	9.863	352	83.86	589
Idaho	18	2,452,412.98	0.29%	8.812	353	80.39	592
Illinois	31	4,270,420.37	0.50%	9.501	359	88.37	593
Indiana	86	8,839,524.11	1.04%	9.235	354	84.30	587
Iowa	33	2,930,246.82	0.34%	9.195	359	84.88	588
Kansas	29	2,870,603.69	0.34%	9.247	352	86.04	614
Kentucky	52	4,971,257.98	0.58%	9.068	354	83.84	587
Louisiana	63	6,206,632.21	0.73%	8.946	352	81.61	589
Maine	18	1,970,423.44	0.23%	9.222	340	79.96	605
Maryland	167	32,480,023.73	3.82%	8.463	354	78.18	600
Massachusetts	73	15,085,410.19	1.77%	8.931	356	75.13	607
Michigan	100	9,389,663.49	1.10%	9.732	358	86.52	581
Minnesota	33	4,310,719.19	0.51%	9.155	352	83.84	612
Mississippi	8	629,931.27	0.07%	8.923	321	86.42	621
Missouri	76	7,262,457.30	0.85%	9.109	353	84.99	587
Montana	5	581,432.40	0.07%	8.470	358	81.64	590
Nebraska	6	744,352.69	0.09%	8.660	342	82.76	597
Nevada	77	14,907,100.06	1.75%	8.608	358	83.02	601
New Hampshire	35	5,099,053.06	0.60%	8.417	357	76.80	607
New Jersey	156	29,980,101.17	3.53%	9.201	353	75.64	606
New Mexico	42	4,554,278.32	0.54%	9.265	352	78.30	614
New York	144	21,556,855.46	2.53%	9.254	348	73.47	596
North Carolina	130	15,084,923.09	1.77%	9.659	346	82.60	600
North Dakota	2	123,996.84	0.01%	9.683	358	86.20	607
Ohio	142	15,158,528.20	1.78%	9.234	356	83.36	587
Oklahoma	58	5,368,515.37	0.63%	9.002	359	81.98	588
Oregon	55	8,650,418.03	1.02%	8.721	359	80.99	599
Pennsylvania	215	25,650,786.18	3.02%	9.067	351	81.93	595
Rhode Island	18	4,275,183.22	0.50%	8.718	355	80.31	600
South Carolina	82	8,713,955.66	1.02%	9.716	348	81.88	595
South Dakota	4	369,341.69	0.04%	9.921	359	90.49	587
Tennessee	99	8,886,928.59	1.04%	9.170	341	86.27	593
Texas	932	86,802,596.52	10.21%	8.983	335	76.97	609
Utah	24	3,155,988.63	0.37%	8.602	357	82.16	630
Vermont	22	2,794,145.04	0.33%	9.135	358	79.92	608
Virginia	279	46,285,711.18	5.44%	8.632	355	79.14	601
Washington	127	23,647,581.59	2.78%	8.426	354	83.70	609
West Virginia	21	2,798,714.97	0.33%	9.221	348	80.75	583
Wisconsin	41	4,504,165.99	0.53%	9.973	356	82.11	586
Wyoming	6	741,585.23	0.09%	9.280	358	81.67	614
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	570,790.23	0.11%	7.848	359	67.73	619
3.000 - 3.499	3	438,715.34	0.08%	6.227	357	71.30	618
3.500 - 3.999	4	801,291.96	0.15%	7.743	358	75.53	585
4.000 - 4.499	101	29,276,532.67	5.45%	6.691	359	74.29	626
4.500 - 4.999	197	49,006,484.23	9.13%	6.989	358	78.24	613
5.000 - 5.499	286	61,824,362.61	11.51%	7.346	358	79.06	604
5.500 - 5.999	375	77,724,272.20	14.48%	7.887	359	80.17	603
6.000 - 6.499	428	88,152,354.38	16.42%	8.412	359	80.53	592
6.500 - 6.999	378	71,131,530.68	13.25%	8.840	358	82.34	588
7.000 - 7.499	413	71,090,061.83	13.24%	9.360	358	81.99	586
7.500 - 7.999	368	53,414,954.31	9.95%	9.930	358	83.05	574
8.000 - 8.499	183	30,102,054.21	5.61%	10.368	359	83.39	577
8.500 - 8.999	24	2,702,335.66	0.50%	10.673	358	82.13	579
9.000 - 9.499	5	563,298.63	0.10%	10.777	357	69.86	599
10.000 -10.499	2	134,934.09	0.03%	12.420	358	61.18	634
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	171,144.40	0.03%	5.800	357	70.00	656
6.000 - 6.499	46	13,702,788.56	2.55%	6.442	358	78.74	615
6.500 - 6.999	236	63,165,995.26	11.76%	6.798	358	78.40	616
7.000 - 7.499	240	53,337,310.61	9.93%	7.274	358	77.78	606
7.500 - 7.999	363	78,718,579.53	14.66%	7.784	358	79.10	605
8.000 - 8.499	336	66,229,686.19	12.33%	8.244	358	81.78	598
8.500 - 8.999	492	95,997,858.65	17.88%	8.760	359	81.30	588
9.000 - 9.499	300	49,901,410.90	9.29%	9.247	358	82.57	580
9.500 - 9.999	372	61,129,953.66	11.39%	9.753	359	82.17	583
10.000 -10.499	237	33,527,542.04	6.24%	10.249	359	81.77	570
10.500 -10.999	131	19,518,708.20	3.64%	10.711	359	83.19	575
11.000 -11.499	13	1,398,060.94	0.26%	11.131	359	74.45	581
11.500 -11.999	1	74,934.09	0.01%	11.940	357	40.54	658
13.000 -13.499	1	60,000.00	0.01%	13.020	360	86.96	603
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	1	171,144.40	0.03%	5.800	357	70.00	656
12.000 -12.499	1	176,125.19	0.03%	6.330	357	73.24	591
12.500 -12.999	1	91,445.75	0.02%	6.830	357	70.00	601
13.000 -13.499	46	13,613,725.81	2.54%	6.448	358	78.82	615
13.500 -13.999	235	63,074,549.51	11.75%	6.798	358	78.41	616
14.000 -14.499	239	53,250,248.17	9.92%	7.274	358	77.78	606
14.500 -14.999	368	80,051,269.25	14.91%	7.802	358	79.13	604
15.000 -15.499	338	66,565,438.96	12.40%	8.249	358	81.81	598
15.500 -15.999	490	95,199,400.17	17.73%	8.764	359	81.33	589
16.000 -16.499	298	49,565,658.13	9.23%	9.246	358	82.53	581
16.500 -16.999	371	60,881,972.10	11.34%	9.758	359	82.12	582
17.000 -17.499	237	33,527,542.04	6.24%	10.249	359	81.77	570
17.500 -17.999	129	19,232,458.52	3.58%	10.711	359	83.25	575
18.000 -18.499	13	1,398,060.94	0.26%	11.131	359	74.45	581
18.500 -18.999	1	74,934.09	0.01%	11.940	357	40.54	658
20.000 -20.499	1	60,000.00	0.01%	13.020	360	86.96	603
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	3	661,700.78	0.12%	7.875	359	66.66	601
2.000	21	2,986,977.23	0.56%	8.961	358	85.28	567
3.000	2,745	533,285,295.02	99.32%	8.442	358	80.56	595
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	35	5,796,577.89	1.08%	9.327	358	82.76	576
1.500	2,718	528,708,358.48	98.47%	8.435	359	80.57	595
2.000	5	825,599.01	0.15%	7.189	357	75.38	593
3.000	11	1,603,437.65	0.30%	8.706	359	73.96	636
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/15/06	1	59,963.80	0.01%	8.520	359	22.90	618
02/01/07	1	325,140.00	0.06%	8.160	360	81.29	609
01/15/08	1	59,676.82	0.01%	10.180	354	85.49	544
02/01/08	6	883,435.89	0.16%	9.500	354	84.91	602
02/15/08	1	59,892.44	0.01%	11.060	355	10.00	565
03/01/08	2	281,323.15	0.05%	10.094	355	83.21	602
03/15/08	1	356,876.91	0.07%	7.410	356	80.00	540
04/01/08	19	3,030,008.98	0.56%	10.111	356	81.47	577
04/15/08	121	21,152,379.23	3.94%	8.396	357	78.72	606
04/27/08	1	125,836.68	0.02%	10.150	357	90.00	663
05/01/08	392	75,150,504.15	14.00%	8.162	357	80.70	591
05/05/08	1	56,192.07	0.01%	9.300	358	90.00	589
05/09/08	1	115,719.14	0.02%	8.050	358	92.70	590
05/15/08	251	47,526,404.80	8.85%	8.449	358	80.60	590
05/16/08	1	91,763.90	0.02%	10.600	358	90.00	534
06/01/08	511	103,679,354.97	19.31%	8.274	358	81.35	595
06/05/08	1	359,264.61	0.07%	7.380	359	87.23	612
06/06/08	1	57,890.47	0.01%	7.050	359	77.25	582
06/07/08	1	143,612.52	0.03%	9.380	359	92.70	559
06/15/08	212	37,797,282.62	7.04%	8.651	359	78.81	595
07/01/08	469	95,283,464.34	17.75%	8.475	359	81.67	597
07/14/08	1	166,500.00	0.03%	10.180	360	90.00	543
07/15/08	175	31,455,163.27	5.86%	8.868	360	78.25	587
08/01/08	383	81,559,023.28	15.19%	8.546	360	79.76	598
08/15/08	6	874,458.50	0.16%	9.516	360	74.00	599
02/01/09	1	61,418.89	0.01%	9.830	354	90.49	548
03/15/09	1	210,821.20	0.04%	7.900	356	82.90	625
04/01/09	1	125,351.52	0.02%	8.990	356	80.00	612
04/15/09	9	1,183,622.41	0.22%	9.281	357	77.69	575
05/01/09	44	7,565,297.65	1.41%	8.291	357	79.74	603
05/15/09	15	2,315,016.90	0.43%	8.372	358	79.13	592
06/01/09	43	8,309,812.52	1.55%	8.242	358	81.48	588
06/15/09	19	3,536,975.81	0.66%	9.281	359	85.83	571
07/01/09	38	6,844,783.86	1.27%	8.173	359	82.76	587
07/15/09	10	1,410,783.57	0.26%	8.688	360	80.69	595
08/01/09	23	3,893,357.15	0.73%	8.754	360	85.11	625
05/01/11	4	525,777.78	0.10%	6.390	357	72.74	621
06/01/11	1	299,821.23	0.06%	8.590	358	80.00	543
Total	2,769	536,933,973.03	100.00%	8.444	358	80.57	595

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	5,602	850,474,318.57	100.00%	8.647	352	79.33	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Bankruptcy	5,602	850,474,318.57	100.00%	8.647	352	79.33	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	5,602	850,474,318.57	100.00%	8.647	352	79.33	602
Total	5,602	850,474,318.57	100.00%	8.647	352	79.33	602